DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C10367-04

APR 19 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	XACT AID, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	PARACORP INCORPORATED Name 318 NORTH CARSON STREET #208 — CARSON CITY — NEVADA — 89701 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 — Par value: $ .001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. TIMOTHY OWENS Name 318 NORTH CARSON STREET #208 — CARSON CITY — NEVADA — 89701 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	DEBORAH A COOKE — Deborah A Cooke Name — Signature 318 NORTH CARSON STREET #208 — CARSON CITY — NEVADA — 89701 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Deborah A Cooke for Paracorp Incorporated — 4/19/04 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule

ARTICLES OF XACT AID, INC.
CONTINUED

Article #8: The type of business is to engage in any lawful activity for which a corporation may be duly organized under the General Corporation Law of Nevada.

Article #9: All shares are non-assessable at this time.

Article #10: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

Article #11: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

Article #12: The corporation shall have perpetual existence.